Annex 2
                                     -------

               to the Founder's Deed in form of a notarial record
               --------------------------------------------------























                             Articles of Association




                            of the stock corporation






                      Prvni severozapadni teplarenska, a.s.

                              I. GENERAL PROVISIONS

                                    Article 1

                       Foundation of the Stock Corporation
                       -----------------------------------



         The stock corporation Prvni severozapadni teplarenska a.s. ("the Company") was founded by the National Property Fund of the Czech Republic ("the Founder") as the sole founder having its registered office at Gorkeho nam. 32, Prague 1, in a single act on the basis of the Founders' Deed (comprising the Founder's decision in accordance with the Section 172, Subsections 2 and 3, and
Section 171, Subsection 1 of the Act 513/1991 Coll., the Commercial Code), as of April 28, 1992, prepared in form of a notarial record



                                    Article 2

               Business Name and Registered Office of the Company
               --------------------------------------------------

1. The Company's business name:

    Prvni severozapadni teplarenska, a.s.



2. The Company's registered office:

    Komooany u Mostu



                                    Article 3

                             Duration of the Company
                             -----------------------

The Company has been founded for an indefinite period of time.



                                    Article 4

                        The Company's scope of business:
                        --------------------------------

 1.      electricity and heat production and sale,

 2.      distribution of heat from own as well as other heat sources,

 3.      investment activities,

 4.      projecting within the scope of the assigned authorization,

 5. engineering activities in development, operation and economy of heating plants,

 6.      expert analyses with regard to materials in power-producing facilities,

 7.      running an industrial school.

                                    Article 5

                        The Company's registered capital
                        --------------------------------

1. The Company's registered capital amounts to Kes 956,198,000 (in words: nine hundred and fifty-six million one hundred and ninety-eight thousand Czechoslovak crowns) upon its foundation.

2. The Founder shall deposit the registered capital by the day of filing the petition for recording in the Commercial Register.

3.       The General  Meeting  shall  decide on an increase or a decrease in the
         registered   capital  on  the  strength  of  generally   binding  legal
         regulations and these Articles of Association.



                                    Article 6

                                     Shares
                                     ------

     The Company's registered capital mentioned in Article 5 para. 1 hereof shall be divided to 956,198 bearer shares, each having the nominal value of 1,000 Kes.



                                    Article 7

 Record of the Company in the Commercial Register, Incorporation of the Company
 ------------------------------------------------------------------------------

1. The Company is recorded in the Commercial Register at the District Court Usti nad Labem, at Narodniho odboje 1274, Usti nad Labem.

2. The manner of this record follows the relevant provisions of generally binding legal regulations, the Company's Founder's Deed and the Articles of Association.

3. The Company is incorporated on the day of being recorded in the Commercial Register.



                         II. Organization of the Company
                             ---------------------------


                                    Article 8

                                 Company Bodies
                                 --------------

The Company bodies are as follows:

a)       the General Meeting,

b)       the Board of Directors,

c)       the Supervisory Board.

                               A. GENERAL MEETING
                                  ---------------



                                    Article 9

                 Status and Competencies of the General Meeting
                 ----------------------------------------------



1. The Company's supreme body is the General Meeting. It consists of all present shareholders.

2.       The competencies of the General Meeting include in particular:

         a)  decisions on the Company's business concept and changes thereof,

         b)  decisions on changes in the Articles of Association,

         c) decisions on an increase or decrease in the registered capital and issue of bonds,

         d) election and revocation of members of the Board of Directors and of the Supervisory Board,

         e) approval of annual financial statements, as well as decisions on profit distribution, including determination of director's fees and dividends,

         f) approval of annual reports on the Company's business and the status of the Company's property,

         g) decisions on changes in rights related to the individual share types,

         h) decisions on the way of covering the Company's losses of the preceding business year as well as additional approval of the reserve fund use,

         i) decisions on an increase of the reserve fund above the level stipulated by the Articles of Association.

         j) decisions on establishing, affiliation of the Company, its division and other changes of the Company's legal status,

         k) decisions on foundation and dissolution of other company bodies that are not mentioned in Article 8 hereof, as well as decisions on restrictions of their status and competencies, including their relationship with the Board of Directors and other company bodies,

         l)  settlement of disputes among the company bodies,

         m) determination of director's fees for the members of the Board of Directors and the Supervisory Board,

         n) decisions on the Company's dissolution with liquidation, decisions on the Company's dissolution and its transformation to another company form or a cooperative, or on its consolidation, merger or division,

         o) decisions on the way of settlement the liquidation balance of the Company's property,

         p)  decisions on transfers and lease of the Company's real estate.

3. The General Meeting may retain a right to decide on other issues.



                                   Article 10

                      Participation in the General Meeting
                      ------------------------------------

1. Every shareholder is entitled to attend the General Meeting, vote there, ask for explanations and submit proposals.

2. When performing his rights at the General Meeting the shareholder is entitled to be present himself or to be represented by his statutory body or a proxy. The proxy cannot however be a member of the Board of Directors or the Supervisory Board. For this purpose the shareholder shall provide a written power of attorney to the proxy, which has to contain the scope of proxy's authorization and has to be signed by the represented shareholder. The proxy is obliged to deliver the power of attorney to the Board of Directors prior to the opening of the General Meeting. The signature of the represented shareholder has to be authenticated. It does not have to be authenticated if it is a power of attorney granted by the National Property Fund.

3. Members of the Board of Directors and Supervisory Board take part in the General Meeting.



                                   Article 11

                        Convening of the General Meeting
                        --------------------------------

1. The General Meeting is held once a year and is called by the Board of Directors, however within six month of the end of the previous calendar year.

2.       The Board of Directors shall convene an Extraordinary General Meeting:

a) after they find out that the Company loss exceeded the value equal to one third of the registered capital,

b)       if the Company is insolvent for more than three months,

c)       if it is required by other serious interests of the Company,

d)       if the Supervisory Board requires so,

e) if it is required by shareholders having shares whose nominal value exceeds 10% of the Company's registered capital and if the shareholders propose a specific issue to be discussed at that General Meeting.

1. Unless the Board of Directors convenes the General Meeting within 30 days of delivery of such a proposal, the Extraordinary General Meeting shall be convened by a court.

2. The General Meeting may also be called by the Supervisory Board if it is in the interests of the Company.

3. The General Meeting is convened by means of a registered letter that has to be delivered to every shareholder in the shareholders' list thirty days prior to the General Meeting. This shareholders may however waive this time-limit in individual cases. If the Company issues bearer shares, it shall publish an anouncement about the General Meeting in the stipulated time-limit.

4. The announcement on holding the General Meeting must contain the Company's name and registered office, venue, date and time of the General Meeting, specification whether regular or extraordinary General Meeting is called and agenda of the General Meeting, conditions of exercising the voting right and other requirements stipulated by these Articles of Association or the General Meeting's resolutions.

5. At the request of the shareholders having shares whose nominal value exceeds 10% of the Company's registered capital, the Board of Directors (or the Supervisory Board, as the case may be) is obliged to incorporate the matter required by them in the agenda.

6. The venue of the General Meeting is the Company's registered office unless the preceeding General Meeting stipulated otherwise.



                                   Article 12

                      Deliberations of the General Meeting
                      ------------------------------------

1. The General Meeting shall elect its Chairman, minute clerk, two verifiers of the minutes and persons charged with counting the votes.

2.       The Chairman conducts the deliberations of the General Meeting.

3.       Minutes of the General Meeting are taken.

4. The elements of the attendance list and requirements, contents, the way of making the minutes and the verification thereof are governed by the relevent provisions of generally binding legal regulations.



                                   Article 13

                     Decision-making of the General Meeting
                     --------------------------------------

1. The General Meeting constitutes a quorum if the shareholders having shares whose nominal value exceeds 50 per cent of the Company's registered capital are present regardless if personally or represented by their statutory bodies or a proxy with a power of attorney.

2. If the General Meeting does not constitute a quorum by one hour after the stipulated beginning of the General Meeting, the Board of Directors shall convene an alternate General Meeting that shall take place within three weeks of the day on which the originally convened General Meeting should have taken place. The Alternate General Meeting, which shall have the same agenda, has a quorum regardless of the number of the shareholders present and the nominal value of their shares. This fact must be stressed in the invitation.

3. Matters not placed on the announced agenda of the General Meeting may be decided only in the presence, and with the consent, of all the shareholders of the Company.

4. Each 1,000 CZK of the nominal value of the shares represents one vote of a shareholder.

5. The General Meeting passes resolutions by a majority vote of the attending shareholders, unless qualified majority is required.

6. A qualified majority means that at least two-thirds of valid votes of the attending shareholders are required to pass a resolution.

7. The qualified majority vote of the attending shareholders shall be required when deciding on the following matters:

         -   on amendments to the Articles of Association,

         -   increase or decrease in the registered capital,

         -   a change of the rights attached to a particular class of shares,

         -   winding-up of the Company.

8. Two-thirds of votes of all shareholders having a particular class of shares (not only two-thirds of votes of the shareholders present) are required to pass a resolution cencerning a change of the rights attached to the particular class of shares.

1. The General Meeting votes by acclamation unless the General Meeting decided otherwise.





                              B. BOARD OF DIRECTORS
                                 ------------------


                                   Article 14

                Status and Competencies of the Board of Directors
                -------------------------------------------------

1. The Board of Directors is the statutory body of the Company, which manages the Company's activity, secures its management and acts in its name.

2. The Board of Directors takes decisions in all of the Company's affairs except those reserved by generally binding legal regulations, by these Articles of Association or by the General Meeting's resolution to the authority of the General Meeting.

3.       The Board of Directors in particular:

a) carries out the management of the Company's business and ensures operational matters of the Company,

b)       performs the rights of employer,

c)       convenes the General Meeting,

c)       arranges for and submits to the General Meeting.

         - proposal for the Company's business concept and proposals for its changes,

         -   proposals for amendments of the Articles of Association,

         - proposals for an increase or decrease in the registered capital, as well as a bond issue,

         -   annual financial statements,

         - proposal for profit distribution inclusive of determination of the amount and payment of dividends and director's fees,

         - annual reports on the Company's business activities and the status of its property,

         - proposals for the way of covering the Company's losses of the preceding business year as well as proposals for an additional approval of the reserve fund use,

         - proposals for an increase of the reserve fund above the level stipulated by the Articles of Association.

         - proposals for establisment and dissolution of other company bodies that are not mentioned in Article 8 hereof, as well as restrictions of their status and competencies,

         -   proposal for winding-up of the Company.

d)       performs resolutions of the General Meeting,

e)       arranges for abbreviated quarterly balance sheets,

f)       decides on a use of the reserve fund in emergencies,

g)       keeps a register of shareholders,

h) makes arrangements for the proper keeping of the prescribed records, accounting, trade books and other documents of the Company.

4. The Board of Directors acts on behalf of the Company in accordance with Articles 29 and 30.

1. The activities of the Board of Directors are governed by principles and instructions approved by the General Meeting.



                                   Article 15

     Composition, Establishment and Term of Office of the Board of Directors
     -----------------------------------------------------------------------

1.       The Board of Directors has four members.

2. Upon founding the Company, the Founder shall appoint the first members of the Board of Directors in the Founder's Deed. Later, Board members are elected and recalled by the General Meeting.

3. The Board of Directors is elected for a three-year period. The term of office does not end until a new Board of Directors is elected. Board members may be reelected.

4. A member of the Board of Directors may withdraw from the function by his/her written statement delivered to the Board of Directors. In such a case his/her function expires on the date when his/her withdrawal has been or should have been discussed by the General Meeting.

5. The Board of Directors is entitled to appoint one substitute member in the place of the member whose membership in the Board of Directors has expired or who has withdrawn from his/her function. This substitute member will serve till the next General Meeting.

6. The Board of Directors shall elect its Chairman and one Deputy Chairman out of its members if it has five members at the most. If it has more than five members, the Board of Directors shall elect its Chairman and two Deputy Chairmen.



                                   Article 16

                      Convening of the Board of Directors
                      -----------------------------------

1. The Board of Directors' meetings take place at least once in three months.

2. The meeting of the Board of Directors is convened by its Chairman by means of a written invitation, in which he shall specify the place, date, hour and agenda of the meeting. The invitations must be dispatched at least 15 days before the meeting. If all members of the Board of Directors agree, a Board meeting may be convened by wire or by telefax. However, such an invitation must contain the aforesaid elements and the members of the Board of Directors must confirm its receipt.

3. The Chairman of the Board of Directors is obliged to convene the Board of Directors whenever it is required so by any Board member or the Supervisory Board.

4. The Board meetings are held in the Company's headquarters, unless the Board of Directors reaches a different decision.

5. If a member cannot attend a Board meeting, he is entitled to authorize another person in writing to act for him at the meeting. The authorized person may however act only for one absent member at the Board meeting.

6. At its discretion, the Board of Directors may also invite members of other Company's bodies, employees or shareholders.



                                   Article 17

                        Board of Directors' Meetings
                        ----------------------------

1. Meetings of the Board of Directors are conducted by its Chairman. If being absent, the meeting is conducted by the Deputy Chairman.

2. Minutes are taken of the proceedings and decisions of the Board of Directors, signed by the Chairman of the Board of Directors and the minutes clerk appointed by the Board of Directors.

3. Expenses connected with meetings and other activities of the Board of Directors are borne by the Company.



                                   Article 18

                       Board of Directors' Decision Making
                       -----------------------------------

1. The Board of Directors has a quorum when an absolute majority of its members, personally or represented by their proxies having powers of attorney is present.

2. Absolute majority of votes of the Board of Directors' members present is required to pass a resolution concerning any matter discussed at the meeting of the Board of Directors. If there is an equality of votes, the vote of the Board Chairman is casting.

3. On election and recall of the Board Chairman, this person shall not vote.



                                   Article 19

           Board of Directors' Decision Making out of the Meeting
           ------------------------------------------------------

1. If all members agree, the Board of Directors may also take decisions out of its meetings. In such a case, all the Board members must express their opinions concerning the draft resolution and the resolution must be approved unanimously.

2. A decision per rollam must be incorporated in the minutes of the next Board of Directors' meeting.

3. Any organizational activities connected with decision taking out of the meeting of the Board of Directors shall be ensured by the Chairman of the Board of Directors.



                                   Article 20

                    Duties of the Board of Directors' Members
                    -----------------------------------------

1. Members of the Board of Directors are obliged to carry out their functions with due care and to maintain silence on confidential information and facts whose disclosure to third parties may harm the Company.

2. Members of the Board of Directors are also obliged to observe restrictions regarding a prohibition of competitive conduct that follow from the appropriate generally binding legal regulations.

3. Consequences of violating the obligations mentioned in paragraphs 1 and 2 result from generally binding legal regulations.

4. Members of the Board of Directors are responsible to the Company for damage caused by them by violating their obligations when carrying out their functions, and that under conditions and to the extent stipulated by generally binding legal regulations. If several members of the Board of Directors cause a damage, they are responsible for it to the Company jointly and severally.



                                   Article 21

               Director's Fees of the Board of Directors' Members
               --------------------------------------------------

      Members of the Board of Directors are entitled to receive director's fees, determined by the General Meeting, for their incumbency.

                              C. SUPERVISORY BOARD
                                 -----------------



                                   Article 22

                Status and competencies of the Supervisory Board
                ------------------------------------------------

1.       The Supervisory Board is the supervising authority of the Company.

2. The Supervisory Board oversees the exercise of the powers of the Board of Directors and the carrying out of the Company's business activities.

3.       In particular, the Supervisory Board

a)       reviews  observance  of  generally  binding  legal   regulations,   the
         Company's   Articles  of   Association   and  the   General   Meeting's
         resolutions.

b) reviews the annual financial statements and proposal for profit distribution, as well as determination of the amount and payment of dividends and director's fees, and submits its opinion to the General Meeting,

c)       reviews abbreviated quarterly balance sheets,

d) convenes an Extraordinary General Meeting where this is required in the interests of the Company,

e) submits the General Meeting and the Board of Directors its opinions, recommendations and proposals,

f) examines records, accounting, trade books and other documents of the Company anytime.

1. The Supervisory Board follows principles and instructions approved by the General Meeting.



                                   Article 23

        Supervisory Board's Composition, Establishment and Term of Office
        -----------------------------------------------------------------

1.       The Supervisory Board has four members.

2. Upon the Company's foundation, the Founder appoints the first members of the Supervisory Board in the Founder's Deed. Later two thirds of the Supervisory Board's members are elected and recalled by the General Meeting and one third is elected and recalled by the Company's employees. A member of the Supervisory Board cannot be a member of the Board of Directors at the same time.

3. The Supervisory Board is elected for a three-year period. The term of office does not end until a new Supervisory Board is elected. The Supervisory Board may be reelected.

4. A member of the Supervisory Board may withdraw from the function by his written statement delivered to the Supervisory Board. In such a case his function expires on the date when his withdrawal has been or should have been discussed by the General Meeting.

The Supervisory Board shall elect its Chairman.

                                   Article 24

                       Convening of the Supervisory Board
                       ----------------------------------

1.       The Supervisory Board shall meet at least twice a year.

2. The meeting of the Supervisory Board is convened by its Chairman by means of a written invitation, in which he shall specify the place, date, hour and agenda of the meeting. The invitations must be dispatched at least 15 days before the meeting. If all members of the Supervisory Board agree, a Board meeting may be convened by wire or by telefax. However, such an invitation must contain the aforesaid elements and the members of the Supervisory Board must confirm its receipt.

3. The Chairman of the Supervisory Board is obliged to convene the Supervisory Board whenever it is required so by any Supervisory Board member, the Board of Directors or by any shareholder in writing if he states an urgent reason for convening the Supervisory Board.

4. The Board meetings are held in the Company's headquarters, unless the Supervisory Board reaches a different decision.

5. If a member cannot attend a Supervisory Board meeting, he is entitled to authorize another member of the Supervisory Board in writing to act for him at the meeting. Each member of the Supervisory Board may however act for only one absent member at the meetings.

1. At its discretion, the Supervisory Board may also invite members of other Company's bodies, employees or shareholders to its meetings.



                                   Article 25

                          Supervisory Board's Meetings
                          ----------------------------

1.       Meetings of the Supervisory Board are conducted by its Chairman.

2. Minutes are taken of the proceedings and decisions of the Supervisory Board, signed by the Chairman of the Supervisory Board and the minutes clerk appointed by the Supervisory Board.

3.       Expenses   connected   with  meetings  and  other   activities  of  the
         Supervisory Board are borne by the Company.



                                   Article 26

                       Supervisory Board's Decision Taking
                       -----------------------------------

1. The Supervisory Board has a quorum when an absolute majority of its members, personally or represented by their proxies having powers of attorney is present.

2. Absolute majority of votes of all the Supervisory Board's members, not only of the members present, is required to pass a resolution concerning any matter discussed at the meeting of the Supervisory Board.

3. On election and recall of the Supervisory Board's Chairman, this person shall not vote.

                                   Article 27

                    Duties of the Supervisory Board's Members
                    -----------------------------------------

1. Members of the Supervisory Board are obliged to carry out their functions with due care and to maintain silence on confidential information and facts whose disclosure to third parties may harm the Company. The Supervisory Board's rights ensuing from its authority to supervise are not affected.

2.       Members  of  the   Supervisory   Board  are  also  obliged  to  observe
         restrictions regarding a prohibition of competitive conduct that follow from the appropriate generally binding legal regulations.

3. Consequences of violating the obligations mentioned in paragraphs 1 and 2 result from generally binding legal regulations.

4. Members of the Supervisory Board are responsible to the Company for damage caused by them by violating their obligations when carrying out their functions, and that under conditions and to the extent stipulated by generally binding legal regulations. If several members of the Supervisory Board cause a damage, they are responsible for it to the Company jointly and severally.



                                   Article 28

               Director's Fees of the Supervisory Board's Members
               --------------------------------------------------

      Members of the Supervisory Board are entitled to receive director's fees, determined by the General Meeting, for their incumbency.





                      III. Acting on behalf of the Company
                      ------------------------------------



                                   Article 29

                         Acting on Behalf of the Company
                         -------------------------------

         The Board of Directors acts on behalf of the Company in all matters concerning the Company towards third parties, before courts and other bodies, and that either all members of the Board of Directors jointly or one member separately who was authorized by the Board of Directors in writing to do so.

                                   Article 30

                        Signing on behalf of the Company
                        --------------------------------

         Signing on behalf of the Company is carried out in such a way that either all members of the Board of Directors jointly or the Chairman or Deputy Chairman and one Board member jointly or one Board member separately who was authorized to do so by the Board of Directors in writing put their signatures to the Company's imprinted or written name.




                               IV. Company Economy
                               -------------------


                                   Article 31

                                  Business Year
                                  -------------

      The first business year of the Company begins upon its incorporation in the Commercial Register and ends on 31 December of the that year. Any other business year coincides with the calendar year.



                                   Article 32

                         Company Records and Accounting
                         ------------------------------

      Records and accounting of the Company shall be made in compliance with relevant generally binding legal regulations.



                                   Article 33

                           Annual Financial Statements
                           ---------------------------

1. The Board of Directors shall arrange for the compilation of the annual financial statements and a proposal for the profit distribution including a determination of the amounts and payment of dividends and director's fees, or covering of the Company's loss. The Board of Directors shall submit the finished financial statement and the mentioned proposals to the Supervisory Board for a review by 15 March of every year. Then it shall submit this financial statement to the auditor selected by the General Meeting by 30 April. After the review by the Supervisory Board and verification by the auditor, the Board of Directors shall send the main data of the financial statements to the shareholders, having registered shares, along with an invitation to the nearest General Meeting. If the Company issues bearer shares, the Board of Directors shall publish the main data in the notification of the General Meeting. Then, the Board of Directors shall submit the financial statements reviewed by the Supervisory Board and verified by the auditor to the General Meeting that has to be convened by 30 June of the relevant year. At the same time, the Supervisory Board shall submit the General Meeting a report of the results of its review.

2. The annual financial statements must be elaborated in compliance with generally valid legal regulations and rules of proper accounting to provide full information of the property and financial situation of the Company, of the level of profit achieved or loss arisen in the preceding business year.

                                   Article 34

                       Abbreviated Quarterly Balance Sheet
                       -----------------------------------

      In addition to the financial statements, the Board of Directors shall ensure an elaboration of abbreviated quarterly balance sheets providing basic information of current assets and finance of the Company, effectiveness of its economy in the previous calendar year and of the level of profit or loss arisen in that period. Such an abbreviated quarterly balance sheet is also subject to review by the Supervisory Board.



                                   Article 35

                              Profit Distribution
                              -------------------

1. The General Meeting decides on the distribution of the Company`s profit on the basis of a proposal by the Board of Directors, following a review of such proposal by the Supervisory Board.

2. The Company's profit achieved in a business year is used for a distribution to dividends and director's fees after having deducted taxes, amounts intended for the reserve fund and other purposes approved by the General Meeting.

3. This does not exclude the possibility of the General Meeting's deciding that a part of profit not specially committed is used to increase the Company`s registered capital (Article 39, para. 1 and 3).



                                   Article 36

                                  Reserve Fund
                                  ------------

1. The reserve fund serves for settlement of losses of the Company as well as for overcoming an unfavorable period of its economy.

2. 95,619 Kes were put in the reserve fund of the Company upon its incorporation. This fund shall be replenished by at least 5 per cent of the profit, until the amount being equal to 20 per cent of the Company's registered capital is reached.

3. It is the General Meeting that shall decide on use of the reserve fund above the level stipulated in the preceding paragraph.

4. It is the Board of Directors that shall decide on use of the reserve fund. Each use thereof has to be announced to the Supervisory Board.



                                   Article 37

                            Cultural and Social Fund
                            ------------------------

         The Company creates a cultural and social fund pursuant to generally binding legal regulations. Rules of creating this fund, its replenishment and use are set forth by the General Meeting. It is the Board of Directors that decides on the use thereof in compliance with the rules stipulated by the General Meeting.

                                   Article 38

                       Settlement of the Company's Losses
                       ----------------------------------

1. The General Meeting decides on a way of settlement of the Company's losses as put forward by the Board of Directors.

2. Potential losses arising on the Company's operations shall be covered mainly from its reserve fund. The use of the reserve fund and approval of the use follow from the Article 36 para. 4.



                                   Article 39

                       Increase in the Registered Capital
                       ----------------------------------

1. An increase in the registered capital shall be decided by the General Meeting under the conditions stipulated by these Articles of Association and generally valid legal regulations in the manner following them. A qualified majority of votes is required when deciding on an increase or decrease in the registered capital. A notarial record concerning the decision must be made.

2. Should the Company's registered capital be increased by a subscription for new shares, the General Meeting shall define the way and conditions of the subscription and paying-off. Consequences of violating the obligation to pay off the subscribed shares in time follow generally binding legal regulations.

3. If the registered capital of the Company is increased by a transfer of a part of the Company's profit to the registered capital and new shares having a corresponding nominal value are issued, these shares shall be offered to the present shareholders according to the nominal value of their shares at first. The possibility to take over the new shares that have not been taken over yet must be stressed in the invitation to the next General Meeting sent to the shareholders, or it must be said in the announcement of the next General Meeting. The new shares that will not have been taken over by the end of the next General Meeting shall be offered to third parties in the manner stipulated by the Company's Board of Directors.

4. Provided the General Meeting decides on a decrease in the Company's registered capital, the registered capital may not be decreased below the level stipulated by generally binding legal regulations.

                  V. Winding-up and dissolution of the Company



                                   Article 40

                        Ways of the Company's Winding-up
                        --------------------------------

a) General Meeting's decision on winding-up of the Company and of its transformation into another company form or a co-operative or on amalgamation, merger or division of the Company;

b) General Meeting's decision on winding-up of the Company with liquidation;

c) the court's decision on winding-up of the Company;

d) declaration of bankruptcy of the Company or a cancellation of the bankruptcy proceedings because of a shortage of the Company's property.



                                   Article 41

             General Meeting's Decision on the Company's Winding-up
             ------------------------------------------------------

     The matters in Art. 40 para. a) and b) are to be decided by the General Meeting's qualified majority of votes. A notarial record regarding all these decisions shall be made.



                                   Article 42

                            The Company's Liquidation
                            -------------------------

1. The way of the Company's liquidation on its winding-up shall follow generally binding legal regulations.

2. The General Meeting shall decide on the method of settlement of the liquidation balance of the Company's assets, while the liquidation balance shall be divided among the shareholders proportionally according to the nominal values of their shares.



                                   Article 43

                            The Company's Dissolution
                            -------------------------

      The Company is dissolved by erasing from the Commercial Register.

                              VI. Final provisions



                                   Article 44

                                     Notices
                                     -------

1. The facts stated by generally binding legal regulations, these Articles of Association or decisions of the General Meeting shall be published by the Company in the Commercial Bulletin or Hospodaoske noviny (The Economic Newspapers) or any other national daily newspaper in accordance with the Board of Director's decision.

2. The Company shall send written documents intended for shareholders owning the registered shares by registered mail to their addresses put down in the list of shareholders. They are obliged to inform the Board of Directors of all changes in the data in this list without undue delay.

3. Documents intended for other persons shall be delivered to their addresses announced to the Company.



                                   Article 45

            Legal Relations in the Company and Settlement of Disputes
            ---------------------------------------------------------

1. The Company's foundation, legal relations and dissolution as well as any legal relations resulting from the Articles of Association and labor or other relations within the Company including the relations resulting from sickness insurance and social security system shall be subject to the Czechoslovak generally binding legal regulations.

2. Potential disputes between the shareholders and Company, disputes between the Company and the members of its bodies as well as disputes between the shareholders relating to their participation in the Company shall be settled out of court. If failed, the dispute shall be put before and decided by relevant court of Czechoslovakia. The court shall be determined according to the Company's registered office unless generally binding procedural regulations stipulate otherwise.



                                   Article 46

             Amendments and Changes in the Articles of Association
             -----------------------------------------------------

      Any amendments and changes of the Articles of Association shall be decided by the General Meeting following a proposal of the Board of Directors. A qualified majority of votes is required to reach such a decision, and a notarial record regarding this matter is made.

                                   Article 47

      Interim Provision concerning the competencies of the General Meeting
      --------------------------------------------------------------------

      The competencies of the General Meeting ensuing from generally binding legal regulations and the Company's Articles of Association are carried out by the Founder as the sole shareholder until shares to other shareholders are transferred in accordance with the approved privatization project of the state enterprise Severoeeske teplarenske zavody.



                                   Article 48

                              Interpretation Clause
                              ---------------------

      If a provision of the Articles of Association becomes invalid, ineffective or questionable with regard to the valid laws or because of changes thereof, or any provision is missing, the other provisions of the Articles of Association shall not be affected by the fact. Such a provision shall be replaced either by a provision of relevant generally binding legal regulation nearest to the intended purpose of the Articles by its character and purpose, or, in absence of such a regulation, by a method of solution common in business.



                                   Article 49

                 Effectiveness of these Articles of Association
                 ----------------------------------------------

      These Articles of Association that are a part of the Founder's Deed of the Company become effective on the day of the Founder's signing the Founder's Deed written in form of a notarial record, an integral part of which these Articles of Association are.

                                Power of attorney



      We grant a power of attorney to Ing. Marie Netikova, born on 13 February 1952, residing at Guevarova 1281, Prague 6, the employee of the National
Property Fund of the Czech Republic, to sign, on behalf of the Fund, notarial records on Founder's Deeds of stock corporations founded by the Fund in accordance with the approved privatization projects and to carry out everything that is necessary for a compilation of the notarial records.





Prague, 2 March 1992



                                     signature

                                     Ing. Jan Princ, CSc.

                                     Deputy Chairman of the Executive Committee

Round seal: NATIONAL PROPERTY FUND

                                    signature

                                    JUDr. Jioi Los

                                    member of the Executive Committee

Verifying Book No.0-II-315-6,92
on 2 March 1992
Jan Princ, personal identification No.: 390729/035, residing in Unho 345,
Jioi Los, personal identification No.: 500318/100, residing at Matuskova 803/11, Prague 4 that I do not know personally and whose identity was proven by their identity cards signed this document before the Notary Public Notary Public Prague-West
Prague 1, Celetna 988/38
on 2 March 1992
                  JUDr. Martina Herzanova
                        Notary Public
                                    signature